SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549
                        FORM 8-K
                      CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1933

                     February 10, 2004
        Date of Report (Date of earliest event reported)
      ____________________________________________________

                    In Full Affect, Inc.
     (Exact name of registrant as specified in its charter)

                          0-29545
                  (Commission File Number)

                          Nevada
          (State of incorporation or organization)

                        86-0972630
            (IRS Employer Identification Number)

 520 South Fourth Avenue, Suite 400.
       Louisville, KY                             40202-2577
(Address of principal executive offices)          (ZIP Code)

                     (502) 561-0500
           (Telephone number, including area code)

             Select Media Communications, Inc.
     575 Madison Ave., Suite 1006, New York, NY, 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the
    Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

On January 10, 2005, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors accepted the resignation of Mitch Gutkowski and elected James A. Reskin to fill a vacancy on the Board. Mr. Reskin was elected as a director and Mr. Reskin has accepted this appointment. Mr. Reskin was also appointed by the Board of Directors to serve as Chief Executive Officer and he has accepted this appointment as well. His biographical information is:

	Mr. James Reskin is a graduate of Occidental College and Northwestern University School of Law. He practiced law with Katten, Muchin, Zavis, Pearl and Galler (now known as KMZ Rosenman) where he practiced in the area of real estate and syndications. He acted as a correspondent lender to small life insurance companies and other funds with Mid-North Financial Services in Chicago before beginning real estate development with the firm RLB Properties, Ltd. which he founded in Louisville, KY.  In addition to practicing law in his
own firm, James A. Reskin & Associates since 1986, he has been providing consulting services to small businesses as a founding
partner of Practical Business Concepts, LLC.  He helped
create and was the original director of operations of the
Center for eWorld Education, an innovative educational institution founded by Bellarmine University. He served as president and later CEO of FullCircle Registry, Inc. (OTCbb:
FLCR) until March 2003.   He served as CEO of Intra-Asia
Entertainment Corporation (OTCbb: IRAE) until October 2004 but remains a board member of that company.


On January 10, 2005, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected Kristen Edwards to fill a vacancy on the Board. Ms. Edwards was elected as a director and Ms. Edwards has accepted this appointment. Her biographical information is:

	Miss Kristen Edwards is a graduate student at Bellarmine University completing her Masters of Business Administration. With her undergraduate degree in Accounting she will sit for her CPA upon completion of the Masters Program.
She has secured a position at Buetoe, LeMastus & Dick, LLP, a local audit and tax firm in Louisville. Previously, Ms. Edwards worked with Western Kentucky Energy, a wholly owned subsidiary of LG&E, as an accounting intern and with KPMG as a full-time audit intern.


Item 8.01. Other Events. With the consent of shareholders holding a majority of the voting shares of the Registrant, Registrant entered into a reorganization through which it changed its corporate domicile from New York to Wyoming and changed its name from Select Media Communications, Inc. to ?In Full Affect, Inc.? In connection with this reorganization, the Registrant undertook a share exchange of shares of the New York corporation being exchanged, on a mandatory basis and on the ratio of 100 shares of the New
York corporation being exchanged for each 1 share of the Wyoming corporation, with rounding up in lieu of fractional shares issued. The effective date for this transaction was February 8, 2005 at which time a new trading symbol was issued by the NASD.

Simultaneously, with the above reorganization, the registrant acquired a non-operating subsidiary formerly known as In Full Affect, Inc., which subsidiary had no assets or operations. For that reason, no financial information is disclosed.
This subsidiary had previously filed reports with the Securities and Exchange Commission. The Registrant has assumed, pursuant to the terms of the acquisition agreement, the obligation to continue all SEC reporting obligations of its wholly-owned subsidiary. The sole director and sole officer of this subsidiary resigned in connection with this acquisition.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Statements

None

(c) Exhibits

Exhibit 1.		Amended Articles of Merger dated
                  January 19, 2005

Exhibit 2. Articles of Amendment to Articles of Incorporation to Authorize Preferred Shares dated January 19, 2005.

Exhibit 3. Amendment to Articles of Incorporation to change name to In Full Affect, Inc.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Louisville, Kentucky, on the 14th day of February 2005.

IN FULL AFFECT, INC.


By: _____/s/ James A. Reskin_______
    Chief Executive Officer

 EXHIBIT INDEX

Exhibit 1.		Amended Articles of Merger dated
                  January 19, 2005

Exhibit 2. Articles of Amendment to Articles of Incorporation to Authorize Preferred Shares dated January 19, 2005.

Exhibit 3. Amendment to Articles of Incorporation to change name to In Full Affect, Inc.